Exhibit 99.1

Contacts:	Kristin Southey
Vice President, IR and Treasurer
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

WITH NET REVENUES OF $1.48 BILLION

- FY 2008 Net Revenue Outlook Increases from $2.45 Billion to $2.65 Billion —

- FY 2008 Earnings Per Diluted Share Outlook Up From $0.85 to $0.97 —

- #1 U.S. Console and Handheld Publisher for Calendar Year —

                Santa Monica, CA — February 7, 2008 — Activision, Inc. (Nasdaq: ATVI) today announced record financial results for the third fiscal quarter ended December 31, 2007.

                Net revenues for the third quarter were a record $1.48 billion, an 80% increase, as compared to net revenues of $824.3 million reported for the same quarter last fiscal year.  Net income for the third fiscal quarter was $272.2 million, for $0.86 in earnings per diluted share, as compared to a net income of $142.8 million and earnings per diluted share of $0.46 reported for the third quarter of last fiscal year.  Excluding the impact of expenses related to equity-based compensation, the company had adjusted net income of $284.9 million and earnings per diluted share of $0.90 for the third quarter.   This compares to adjusted net income of $147.5 million and earnings per diluted share of $0.48, excluding the impact of expenses related to equity-based compensation for the third quarter of last fiscal year.

Activision Announces Record Q3 FY 2008 Results

Net revenues for the nine-month period ended December 31, 2007 were $2.3 billion, as compared to net revenues of $1.2 billion reported for the nine-month period of last fiscal year.   Net income for the first nine months was $300.7 million, and earnings per diluted share were $0.96, as compared with net income of $100.2 million and earnings per diluted share of $0.33, for the same period last fiscal year.  Excluding the impact of expenses related to equity-based compensation, the company had adjusted net income of $322.6 million and earnings per diluted share of $1.03 for the first nine months of fiscal 2008.   This compares to adjusted net income of $111.4 million and earnings per diluted share of $0.37, excluding the impact of expenses related to equity-based compensation for the nine-month period of last fiscal year.

Robert Kotick, Chairman and CEO of Activision stated, “For the first time, we were the #1 U.S. console and handheld publisher for the calendar year, according to The NPD Group.  With videogame software sales increasing 37% in the United States overall, the videogame market growth exceeded even our own forecasts, and we believe this momentum will continue over the coming years. Broader audiences are responding to products like Guitar Hero and we expect that the demographics for videogames will continue to expand.”

Kotick continued, “We exceeded our quarterly financial goals. Our third quarter net revenues were a record $1.48 billion.  We delivered 27% operating margin, which contributed to a 43% return on invested capital for the last 12 months(1). Two of our wholly owned, internally developed franchises — Call of Duty® 4: Modern Warfare™ and Guitar Hero® III: Legends of Rock™ — set industry records.  Our solid performance during the first nine months of the fiscal year has already resulted in our 16th consecutive year of revenue growth and record operating margins.  Our product and market momentum gives us confidence to once again raise our fiscal year 2008 net revenues and earnings outlook, as we continue to focus our marketing and sales efforts.”

Kotick added, “We are on schedule toward obtaining the stockholder and regulatory approvals needed to complete our business combination with Vivendi Games, which will create the world’s largest and most profitable independent video game company and should allow us to continue delivering exceptional returns to our shareholders.   The combined company expects to have the broadest, most diverse

(1) Return on invested capital (ROIC) is a non-GAAP measure determined by taking the ratio of net income, excluding investment income and the related tax effect, to the average of total assets excluding cash and short-term investments and non-interest-bearing current liabilities.

portfolio of entertainment assets in the industry, positioning it to capitalize on the continued worldwide growth in interactive entertainment.”

Business Highlights

Activision’s record calendar year results were driven by strong worldwide consumer response to Call of Duty 4: Modern Warfare, Guitar Hero II™, Guitar Hero III: Legends of Rock, Spider-Man 3™, Shrek The Third™, as well as its new intellectual property TRANSFORMERS: The Game.  In the U.S., during the calendar year, Activision was the #1 console and handheld publisher for the first time, had the top two best-selling titles overall and grew its market share to a record 17.7%, according to The NPD Group.

Other business highlights:

•                  Call of Duty 4: Modern Warfare was the most popular game in units worldwide for calendar 2007, selling more than seven million copies, and the #1 PC game in units and dollars in the U.S. and Europe for the quarter ended December 31, 2007, according to The NPD Group, Charttrack and Gfk.

•                  Guitar Hero® III: Legends of Rock was the #1 title in dollars for the calendar year worldwide, according to The NPD Group, Charttrack and Gfk.   In the U.S., Guitar Hero® III: Legends of Rock was the #1 best-selling video game in units and dollars of all time in a single year.  Additionally, the Guitar Hero™ franchise set an industry record surpassing $1 billion in North American retail sales in just 26 months, according to The NPD Group.

•                  Spider-Man 3™ was the #1 movie-based video game in dollars worldwide for the calendar year, according The NPD Group, Charttrack and Gfk.

•                  For the calendar year, Activision was the #1 publisher on the next-generation consoles in North America, according to The NPD Group.

•                  For the quarter ended December 31, 2007, Activision was the #1 U.S. console and handheld publisher overall, according to The NPD Group.

•                  For the quarter ended December 31, 2007, Activision’s international publishing net revenues grew 106% over the prior year, and for the first nine months of the fiscal year were up 119% as compared to the same period for last fiscal year.

•                  On December 2, 2007, Activision and Vivendi entered into a definitive agreement to combine Vivendi Games, Vivendi’s interactive entertainment business — which includes Blizzard Entertainment’s® World of Warcraft®, the world’s #1 massively multiplayer online role playing game franchise — with Activision, which at closing will create the world’s largest pure-play online and console game publisher.   On January 16, 2008, the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act expired and, on January 31, 2008, Activision filed a preliminary proxy statement relating to the transaction with the Securities Exchange Commission. The transaction remains subject to other regulatory approvals, including European antitrust clearance, approval by Activision’s stockholders, and other customary closing conditions and Activision continues to target a closing date for the transaction during the first half of calendar year 2008.

Company Outlook

Today, Activision increased its fiscal year 2008 net revenues and earnings per share outlook.  For the full fiscal year, Activision expects net revenues of $2.65 billion and earnings per diluted share of $0.97.  Excluding the impact of equity-based compensation expense, the company expects earnings per diluted share of $1.07 for the full fiscal year.

For the fourth quarter, Activision expects net revenues of $350 million and earnings per diluted share of $0.02.   Excluding the impact of equity-based compensation expense, the company expects earnings per diluted share of $0.04 for the fourth quarter.

Conference Call

                Today at 4:30 p.m. EDT, Activision’s management will host a conference call and Webcast to discuss its third quarter fiscal year 2008 results and outlook.   The company welcomes all members of the financial and media communities to visit the “Investor

Relations” area of www.activision.com to listen to the conference call via live Webcast, or to listen to the call live by dialing into 719-325-4930 in the U.S.

Non-GAAP Financial Measures

Activision provides net income (loss) and earnings (loss) per share data both  including (in accordance with GAAP) and excluding (non-GAAP) the impact of expenses related to employee stock options, employee stock purchase plans, restricted stock rights and other equity-based compensation and the associated tax benefits.

                Prior to April 1, 2006, Activision accounted for equity-based compensation under the Accounting Principles Board, Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”).  In accordance with the APB No. 25, the company historically used the intrinsic value method to account for equity-based compensation.  Beginning on April 1, 2006, Activision has accounted for equity-based compensation using the fair value method under the Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)”).

Net income (loss) and earnings (loss) per share, excluding (in both cases) the impact of expenses related to equity-based compensation, are not determined in accordance with generally accepted accounting principles (GAAP), and the exclusion of those amounts has the effect of increasing non-GAAP net income and non-GAAP earnings per share (and reducing non-GAAP net loss and non-GAAP loss per share) by the same amounts as compared with GAAP net income (loss) and GAAP earnings (loss) per share for the period.   Activision recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net income (loss), earnings (loss) per share as determined in accordance with GAAP, and may reduce comparability with other companies that calculate similar non-GAAP measures differently.

Management compensates for the limitations resulting from the exclusion of expenses related to equity-based compensation by considering the amount and impact of these expenses separately and by considering Activision’s GAAP as well as non-GAAP results and, in this release, by presenting the most comparable GAAP measures, net income (loss) and earnings (loss) per share, directly ahead of non-GAAP net income (loss) and non-GAAP earnings (loss) per share, and by providing a reconciliation in the accompanying table that shows and describes the adjustments made.

Management believes that the presentation of these non-GAAP financial measures provide investors with additional useful information to measure Activision’s financial performance because they allow for a better comparison of results in the periods reported herein to those in historical periods.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

This press release also includes return on invested capital (ROIC), which is a non-GAAP measure determined by taking the ratio of net income, excluding investment income and the related tax effect, to the average of total assets excluding cash and short term investments and non-interest-bearing current liabilities. Management recognizes that there are limitations associated with the metric of ROIC, as it may be defined differently and may not be comparable with other companies that calculate a similar metric.  Management believes that ROIC provides useful supplemental information for an investor, and is a tool which management uses internally, and that investors may also use, to analyze and assess profitability in relation to net asset investments.

A reconciliation of these non-GAAP financial measures (net income (loss) and earnings (loss) per share excluding the impact of expenses related to equity-based compensation (including associated tax effect) and ROIC) to the most comparable GAAP financial measures appears at the end of this press release. Management does not believe the limitations described above are material, particularly when each non-GAAP financial measure is disclosed with its most comparable GAAP financial measure, net income (loss), and earnings (loss) per share, and the computation of the metric of ROIC is presented.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Non-GAAP net income (loss) and non-GAAP earnings (loss) per share do not include the impact of certain expenses required to be recorded in order to present net income (loss) and earnings (loss) per share in accordance with GAAP.

These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income (loss),  non-GAAP earnings (loss) per share, and ROIC do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision’s performance in relation to other companies in the same industry.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products.  Founded in 1979, Activision posted net revenues of $1.5 billion for the fiscal year ended March 31, 2007.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, Japan and South Korea.  More information about Activision and its products can be found on the company’s World Wide Web site, which is located at www.activision.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release, they are identified by references to dates after the date of this release and words such as “outlook”, “will,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” and similar expressions.   Factors that could cause Activision’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision’s titles in its fiscal year 2008, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, the timing and successful completion of the combination of Activision and Vivendi Games, the combined company’s success in integrating the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated.  Other such factors include the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the special sub-committee of independent directors established in July 2006 to review our historical stock option granting practices, by the Board and by Activision, the outcome of the SEC’s formal investigation, the consummation of the proposed settlement of the derivative litigation filed in July 2006 against certain current and former directors and officers of Activision relating to Activision’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional action by the SEC and/or other regulatory agencies, and other litigation (unrelated to stock option granting practices) and any additional risk factors identified in Activision’s most recent annual report on Form 10-K and quarterly report on Form 10-Q.  The forward-looking statements in this release are based upon information available to Activision as of the date of this release, and Activision assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

Important Additional Information has been and will be filed with the SEC

This communication is being made, in part, in respect of the proposed business combination involving Activision, Vivendi and Vivendi Games. In connection with the proposed transactions, Activision has filed with the Securities and Exchange Commission (SEC) a preliminary Proxy Statement and other documents regarding the proposed transactions, and plans to file with the SEC a definitive Proxy Statement as well as other documents regarding the proposed transactions.  The definitive Proxy Statement will be mailed to stockholders of Activision.  INVESTORS AND SECURITY HOLDERS OF ACTIVISION ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND OTHER RELEVANT MATERIAL FILED WITH THE SEC, AND THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and security holders may obtain free copies of the preliminary Proxy Statement and other documents filed with the SEC by Activision, and will be able to obtain free copies of the Proxy Statement (when available) and other relevant documents to be filed with the SEC by Activision, through the website maintained by the SEC at http://www.sec.gov.  Free copies of the preliminary Proxy Statement (and the definitive Proxy Statement, when available) and other documents filed with the SEC can also be obtained by directing a request to Activision’s Investor Relations.

Activision and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Activision’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on June 14, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 30, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary Proxy Statement and will be contained in other relevant materials filed with the SEC (and will be contained in the definitive Proxy Statement and other relevant materials to be filed with the SEC when they become available).

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF ACTIVISION’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ACTIVISION INTENDS TO FILE WITH THE SEC.  ONCE FILED, ACTIVISION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  ONCE FILED, ACTIVISION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT

THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV, OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

 (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except earnings per share data)

	Quarter ended December 31,		Nine months ended December 31,
	2007	2006	2007	2006

Net revenues	$1,482,484	$824,259	$2,295,685	$1,200,500
Costs and expenses:
Cost of sales - product costs	597,046	382,165	966,271	618,162
Cost of sales - software royalties and amortization	125,614	77,449	242,293	106,058
Cost of sales - intellectual property licenses	39,630	23,566	86,642	37,838
Product development	124,501	37,162	190,483	88,395
Sales and marketing	120,090	87,410	240,670	156,139
General and administrative	71,069	43,387	144,245	91,647

Total costs and expenses	1,077,950	651,139	1,870,604	1,098,239
Operating income	404,534	173,120	425,081	102,261
Investment income, net	12,018	9,724	35,712	26,031
Income before income tax provision	416,552	182,844	460,793	128,292
Income tax provision	144,356	40,024	160,073	28,083

Net Income	$272,196	$142,820	$300,720	$100,209

Basic earnings per share	$0.93	$0.51	$1.05	$0.36
Weighted average common shares outstanding	291,176	282,512	287,439	280,499
Diluted earnings per share	$0.86	$0.46	$0.96	$0.33
Weighted average common shares outstanding assuming dilution	316,472	307,175	313,546	304,317

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	March 31,
	2007	2007
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,188,573	$954,849
Accounts receivable, net	704,075	148,694
Inventories	153,423	91,231
Software development	68,240	107,779
Intellectual property licenses	16,686	27,784
Deferred income taxes	20,552	51,564
Other current assets	25,812	19,332

Total current assets	2,177,361	1,401,233
Software development	31,555	23,143
Intellectual property licenses	60,940	72,490
Property and equipment, net	54,203	46,540
Deferred income taxes	119	48,791
Other assets	9,639	6,376
Goodwill	279,297	195,374

Total assets	$2,613,114	$1,793,947

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$243,338	$136,517
Accrued expenses and other liabilities	482,367	204,652

Total current liabilities	725,705	341,169

Other liabilities	21,009	41,246

Total liabilities	746,714	382,415

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	1,113,963	963,553
Retained earnings	728,497	427,777
Accumulated other comprehensive income	23,940	20,202

Total shareholders’ equity	1,866,400	1,411,532
Total liabilities and shareholders’ equity	$2,613,114	$1,793,947

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except earnings (loss) per share data)

Quarter ended December 31, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$125,614	$124,501	$120,090	$71,069	$1,077,950
Less: Equity-Based Compensation Adjustment*	7,708	6,223	1,466	5,508	20,905
Non-GAAP Measurement	$117,906	$118,278	$118,624	$65,561	$1,057,045

Quarter ended December 31, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$404,534	$272,196	$0.93	$0.86
Less: Equity-Based Compensation Adjustment*	(20,905)	(12,731)	(0.04)	(0.04)
Non-GAAP Measurement	$425,439	$284,927	$0.98	$0.90

Nine months ended December 31, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$242,293	$190,483	$240,670	$144,245	$1,870,604
Less: Equity-Based Compensation Adjustment*	9,801	10,144	5,105	10,884	35,934
Non-GAAP Measurement	$232,492	$180,339	$235,565	$133,361	$1,834,670

Nine months ended December 31, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$425,081	$300,720	$1.05	$0.96
Less: Equity-Based Compensation Adjustment*	(35,934)	(21,884)	(0.08)	(0.07)
Non-GAAP Measurement	$461,015	$322,604	$1.12	$1.03

*                                         Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except earnings (loss) per share data)

Quarter ended December 31, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$77,449	$37,162	$87,410	$43,387	$651,139
Less: Equity-Based Compensation Adjustment*	1,836	1,394	1,559	2,904	7,693
Non-GAAP Measurement	$75,613	$35,768	$85,851	$40,483	$643,446

Quarter ended December 31, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$173,120	$142,820	$0.51	$0.46
Less: Equity-Based Compensation Adjustment*	(7,693)	(4,685)	(0.02)	(0.02)
Non-GAAP Measurement	$180,813	$147,505	$0.52	$.48

Nine months ended December 31, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$106,058	$88,395	$156,139	$91,647	$1,098,239
Less: Equity-Based Compensation Adjustment*	1,872	4,064	3,488	9,009	18,433
Non-GAAP Measurement	$104,186	$84,331	$152,651	$82,638	$1,079,806

Nine months ended December 31, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$102,261	$100.209	$0.36	$0.33
Less: Equity-Based Compensation Adjustment*	(18,433)	(11,226)	(0.04)	(0.04)
Non-GAAP Measurement	$120,694	$111,435	$0.40	$0.37

*                                         Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Nine Months Ended December 31, 2007

(Amounts in thousands)

					Percent
					Increase
	Quarter Ended				(Decrease)
	December 31, 2007		December 31, 2006
	Amount	% of Total	Amount	% of Total
Geographic Revenue Mix
North America	$923,793	62%	$463,388	56%	99%
International	558,691	38%	360,871	44%	55%
Total net revenues	$1,482,484	100%	$824,259	100%	80%

Segment/Platform Mix
Publishing:
Console	$1,124,272	76%	$545,070	66%	106%
Hand-held	96,871	6%	71,339	9%	36%
PC	87,507	6%	33,388	4%	162%
Total publishing net revenues	$1,308,650	88%	$649,797	79%	101%

Distribution:
Console	$115,712	8%	$102,515	12%	13%
Hand-held	42,812	3%	57,047	7%	-25%
PC	15,310	1%	14,900	2%	3%
Total distribution net revenues	$173,834	12%	$174,462	21%	0%
Total net revenues	$1,482,484	100%	$824,259	100%	80%

					Percent
					Increase
	Nine Months Ended				(Decrease)
	December 31, 2007		December 31, 2006
	Amount	% of Total	Amount	% of Total
Geographic Revenue Mix
North America	$1,395,133	61%	$637,251	53%	119%
International	900,552	39%	563,249	47%	60%
Total net revenues	$2,295,685	100%	$1,200,500	100%	91%

Segment/Platform Mix
Publishing:
Console	$1,683,204	73%	$719,395	60%	134%
Hand-held	192,557	9%	121,125	10%	59%
PC	115,870	5%	69,443	6%	67%
Total publishing net revenues	$1,991,631	87%	$909,963	76%	119%

Distribution:
Console	$199,138	9%	$164,640	14%	21%
Hand-held	80,598	3%	98,632	8%	-18%
PC	24,318	1%	27,265	2%	-11%
Total distribution net revenues	$304,054	13%	$290,537	24%	5%
Total net revenues	$2,295,685	100%	$1,200,500	100%	91%

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Nine Months Ended December 31, 2007

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Publishing Net Revenues

PC	7%	5%	6%	8%

Console	85%	84%	84%	79%
Sony PlayStation 3	14%	4%	11%	3%
Sony PlayStation 2	26%	45%	31%	44%
Microsoft Xbox 360	33%	22%	32%	19%
Nintendo Wii	12%	7%	10%	5%
Other	0%	6%	0%	8%

Hand-held	8%	11%	10%	13%
Sony PlayStation Portable	3%	4%	3%	4%
Nintendo Dual Screen	5%	4%	6%	4%
Nintendo Game Boy Advance	0%	3%	1%	5%

Total publishing net revenues	100%	100%	100%	100%

ACTIVISION, INC. AND SUBSIDIARIES

METRIC - COMPUTATION OF RETURN ON INVESTED CAPITAL

(In thousands)

	Three Months	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended	Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
NET OPERATING PROFIT (LOSS) AFTER TAXES

GAAP Measurement - Net income (loss)	$272,196	$698	$27,826	$(14,422)
Less:
Investment income	(12,018)	(12,132)	(11,562)	(10,647)
Tax effect on Investment income (A)	4,170	4,744	3,839	2,255
Non-GAAP Measurement - Net Operating Profit (Loss) After Taxes	$264,348	$(6,690)	$20,103	$(22,814)
Four most recent quarters of Non-GAAP Measurement - Net Operating
Profit (Loss) After Taxes	$254,947

INVESTED CAPITAL

GAAP Measurement - Total assets	$2,613,114	$1,961,200	$1,839,066	$1,793,947	$1,891,470
Less:
Cash and short term investments	1,188,573	961,760	963,796	954,849	805,200
Current liabilities (non-interest bearing)	725,705	413,325	359,602	341,169	441,456
Non-GAAP Measurement - Invested capital	$698,836	$586,115	$515,668	$497,929	$644,814
Non-GAAP Measurement - Average Invested Capital (B)	588,672
Last Twelve Months Return on Invested Capital (C)	43%

(A)      Tax effect represents investment income multiplied by our effective tax rate.

(B)        Represents the averages of the previous five most recent fiscal quarters’ balances of Invested Capital.

(C)        Last Twelve Months Return on Invested Capital is the percentage of:  the four most recent quarters Net Operating Profit (Loss) After Taxes divided by the average of the five most recent quarters’ balance of  Invested Capital.